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                                                                   EXHIBIT 10.16

                         DEFERRED COMPENSATION AGREEMENT


         THIS AGREEMENT is made effective as of September 1, 1996, by and between United Refining Company, a Pennsylvania corporation with principal offices at 15 Bradley Street, Warren, Pennsylvania 16365 (the "Company"), and Thomas C. Covert (the "Executive").

         WHEREAS, the Executive is a key employee of the Company, possessing substantial knowledge and experience in the business of the Company, and such knowledge and experience have been, and continue to be, of great value to the Company in the conduct of its business;

         WHEREAS, the Executive has been employed by the Company as the Vice President and Chief Operating Officer for many years, during which time, based upon his performance, his compensation has been less than which was otherwise deserved;

         WHEREAS, the Company desires to secure for itself the continued services of Executive until Executive retires, and to provide certain deferred compensation benefits for Executive, to become payable upon his retirement, in consideration of the Executive's past and future services to the Company;

         NOW THEREFORE, in consideration of the above premises and the agreements and covenants hereinafter contained, the Company and the Executive, intending to be legally bound, mutually agrees as follows:

          1. DEFINITIONS. For the purposes of this Agreement, the following terms shall be defined as set forth in this Section 1.

                   Retirement Age: "Retirement Age" shall mean the date upon which the Executive elects to retire; provided that Executive remains continuously in the employ of the Company from the date hereof until such date.

          2.       RETIREMENT OF EXECUTIVE.

                   Deferred Compensation. Upon attaining Retirement Age, Executive shall retire, whereupon the Company shall pay the Executive a joint and fifty percent survivor retirement benefit of Twelve Thousand Three Hundred Three Dollars and Eighty-Four Cents ($12,303.84) per year payable in equal monthly installments of One Thousand Twenty Five Dollars and Thirty-Two Cents $(1,025.32) for a period ending at the end of the month in which Executive's death occurs and a fifty percent survivor benefit payable to your spouse, if she survives you, for her life ending at the end of the month in which her death occurs. The fifty percent survivor benefit shall equal Six Thousand One Hundred Fifty-One Dollars and Ninety-Two Cents ($6,151.92) per year and shall continue to be paid in equal monthly installments of Five Hundred Twelve Dollars and Sixty-Six Cents ($512.66).

                   The retirement benefits will be payable on the 15th day of the month with the first payment due on the first day of the month following the date on which the Executive reaches Retirement Age.


          3.       NONDISCLOSURE, NONCOMPETITION AND NONINTERFERENCE

          3.1 Nondisclosure: Executive shall at all times hold in strictest confidence any and all confidential information within his knowledge concerning the products, services, businesses, suppliers, and customers of the Company. Such confidential information includes, without limitation, financial information, sales and distribution information, price lists, customer lists and technical information, all to the extent that such information is not intended by the Company for dissemination to the general public.

          3.2      Noncompetition. While employed by the Company, and for ten
(10) years thereafter, Executive shall not, without the prior written consent of the Company, either directly or indirectly operate or perform any advisory or consulting services for, invest in (other than stock in a publicly-held corporation which is


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traded on a recognized securities exchange or over the counter, provided that the ownership of such equity interest does not give Executive the right to control or substantially influence the policy or operational decisions of such corporation, or otherwise become associated with in any capacity, any corporation, partnership, organization, proprietorship, or other entity which develops, manufactures, prepares, sells or distributes products or performs services then in competition with the products developed, manufactured, prepared, sold or distributed or services performed by the Company within those geographical areas in which the Company then develops, manufactures, sells or distributes such products or performs such services.

          3.3 Noninterference. Executive shall not, at any time, without the prior written consent of the Company, directly or indirectly induce or attempt to induce any employee, agent or other representative or associate of the Company to terminate his or its relationship with the Company, or in any way directly or indirectly interfere with such a relationship or any relationship between the Company and any of its suppliers or customers.

          3.4 Remedy for Certain Breaches. Executive acknowledges that the restrictions on his activities under this Section 3 are required for the reasonable protection of the Company. Executive further acknowledges and agrees that a breach of these continuing damage to the Company for which there will be no adequate remedy at law and agrees that in the event of any said breach, the Company, and its successors and assigns, shall be entitled to injunctive relief and to such further relief as is proper in the circumstances.


          4.      MISCELLANEOUS

          4.1 No Assignment Without Consent of Company. Except as set forth herein, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by the Executive, the Executive's Spouse or any other person, or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Executive, the Executive's Spouse and their permitted successors and assigns.

          4.2 Interpretation. All questions of interpretation, construction or application arising under this Agreement shall be decided by the Board of Directors of the Company, whose decision shall be final and conclusive upon all persons.

          4.3 Savings Clause. In the event that any provision or term of this Agreement is determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, it is the agreed upon intent of the parties hereto that all other provisions or terms of the Agreement shall remain in full force and effect and that the Agreement shall be enforceable as if such void or nonenforceable provision or term had never been a part hereof. In addition, if any provision continued in Section 3 hereof is determined by any judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, such body is hereby authorized and directed by the parties hereto to exercise its discretion in reforming such provision for the purpose of imposing nondisclosure, noncompetition and noninterference covenants on the Executive that are reasonable under the circumstances and enforceable by the Company.

          4.4 No Rights In Any Property of Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments as provided for herein. No property of the Company is or shall, by reason of this Agreement, be held in trust for the Executive, or any other person, and neither the Executive or any other person shall have by reason of this Agreement, any rights, title or interest of any kind in or to any property of the Company.

          4.5 Governing Law. This Agreement is executed in and shall be construed in accordance with and governed by the laws of the State of Pennsylvania, without regard to conflict of laws principles.

          4.6 Employment of Executive by Company. Nothing herein shall be construed as an offer or commitment by the Company to continue the Executive's employment with the Company for any period of time.


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         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.



                                United Refining Company


                                By: /s/ MYRON L. TURFITT
                                   ---------------------------------------
                                   Myron L. Turfitt, President


                                   /s/ THOMAS C. COVERT
                                   ---------------------------------------
                                   Thomas C. Covert





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